State of Delaware

                  Office of the Secretary of State





     I, EDWARD J. FREEL, SECRETARY OF STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "AMERITECH CORPORATION", FILED IN THIS OFFICE ON THE

THIRTIETH DAY OF APRIL, A.D. 1996, AT 10 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.























                               /s/Edward J. Freel
                               Edward J. Freel, Secretary of State






                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                                 OF

                        AMERITECH CORPORATION
                       A Delaware Corporation


     AMERITECH CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter referred to as the "Company"), does hereby certify that:

     FIRST: that, at a meeting of the Board of Directors of the Company held on August 16, 1995 the following resolutions were unanimously adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by revising Section
     B.3. of Article EIGHTH to eliminate the division of the Board of Directors into three classes elected for three-year terms and to substitute therefor a provision requiring all Directors to be elected annually, such that said Section B.3. of Article EIGHTH of the Company's Certificate of Incorporation reads in its entirety as follows:

          "B.3. Tenure. Each Director elected prior to May 1, 1996 shall hold office for the term of three years for which that director was elected, and each director elected on or after May 1, 1996 shall hold office until the next annual meeting of shareowners and until that director's successor is elected and qualified or until that director's earlier resignation or removal."

          RESOLVED FURTHER, that it is hereby directed that the foregoing proposed amendment to Section B.3. of Article EIGHTH of the Company's Certificate of Incorporation be considered and submitted to a vote at the next annual meeting of the shareowners of the Company.

     SECOND: that, at a meeting of the Board of Directors of the Company held on December 20, 1995, the following resolutions were unanimously adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Company:

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by revising paragraph A.1. of Article FOURTH thereof to read in its entirety as follows:

     "A.1. Classification of Authorized Shares. The total number of all classes of stock which the Corporation shall have authority to issue is two billion four hundred sixty million (2,460,000,000), of which thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preferred Stock ("Preferred Stock"), thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preference Stock ("Preference Stock"), and two billion four hundred million (2,400,000,000) shares, $1.00 par value per share, are to be shares of Common Stock ("Common Stock").

          RESOLVED FURTHER, that it is herevy directed that the foregoing proposed amendment to the Certificate of Incorporation of the Company be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.

     THIRD: that an annual meeting of the stockholders of the Company was duly called and held on April 17, 1996, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware.

     FOURTH: that at said annual meeting, a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendments to the Certificate of Incorporation of the Company set forth in paragraphs FIRST and SECOND above, and each of said amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the said AMERITECH CORPORATION has caused this Certificate to be signed by Richard C. Notebaert, its Chairman of the Board and Chief Executive Officer, and attested by Bruce B. Howat, its Secretary, this 25th day of April, 1996.


                                   AMERITECH CORPORATION




                                   By: /s/ Richard C. Notebaert
                                        Richard C. Notebaert
                                        Chairman of the Board, President
                                        and Chief Executive Officer







     ATTEST:

     /s/ Bruce B. Howat
     Bruce B. Howat
     Secretary



                          State of Delaware



                    Office of Secretary of State





     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF AMERICAN INFORMATION TECHNOLOGIES

CORPORATION FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL,

A.D. 1991, AT 10:01 O'CLOCK A.M.































                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State









                      CERTIFICATE OF AMENDMENT



                                 OF



                    CERTIFICATE OF INCORPORATION



                                 OF



            AMERICAN INFORMATION TECHNOLOGIES CORPORATION

                       A Delaware Corporation





     AMERICAN INFORMATION TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation

Law of the State of Delaware, does hereby ceritify that:

     FIRST:  that at a meeting of the Board of Directors of AMERICAN

INFORMATION TECHNOLOGIES CORPORATION held on January 16, 1991,

resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of said corporation.  The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by revising Article FIRST thereof to read in its entirety as follows:

          "FIRST.  The name of the Corporation is AMERITECH
     CORPORATION."

          RESOLVED FURTHER, that it is hereby directed that the foregoing proposed amendment to the Certificate of Incorporation of the Company be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.


     SECOND:  That thereafter, pursuant to resolution of its Board of

Directors, an annual meeting of the stockholders of said corporation was duly called and held on April 17, 1991, upon notice in accordance with Section 222 of the General Corporation Law of the State of

Delaware, at which meeting a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

     THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the

State of Delaware.

     IN WITNESS WHEREOF, said AMERICAN INFORMATION TECHNOLOGIES

CORPORATION has caused this certificate to be signed by William H.

Springer, its Vice Chairman and Chief Financial and Administrative

Officer, and attested by Bruce B. Howat, its Secretary, this 26th day of April, 1991.





                              AMERICAN INFORMATION TECHNOLOGIES
                              CORPORATION


                              By:  /s/ William H. Springer
                              William H. Springer, Vice Chairman
                              and Chief Financial and Administrative
                              Officer


     ATTEST:




     By:  /s/Bruce B. Howat
          Bruce B. Howat, Secretary


                          State of Delaware


                    Office of Secretary of State







     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF AMERICAN INFORMATION TECHNOLOGIES

CORPORATION FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D.

1989, AT 10 O'CLOCK A.M.





























                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State






                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                                 OF

            AMERICAN INFORMATION TECHNOLOGIES CORPORATION
                       A Delaware Corporation



     AMERICAN INFORMATION TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter referred to as the "Company", does hereby certify that:

     First: that, at a meeting of the Board of Directors of the Company held on January 17, 1989, the following resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Company:

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by revising paragraph A.1. of Article FOURTH thereof to read in its entirety as follows:

     "A.1. Classification of Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion two hundred sixty million (1,260,000,000), of which thirty million (30,000,000) shares,
     $1.00 par value per share, are to be of a class designated Preferred Stock ("Preferred Stock"), thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preference Stock ("Preference Stock"), and one billion two hundred million (1,200,000,000) shares, $1.00 par value per share, are to be shares of Common Stock ("Common Stock")."

          RESOLVED FURTHER, that it is hereby directed that the foregoing proposed amendment to the Certificate of Incorporation of the Company be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.

     Second: that an annual meeting of the stockholders of the Company was duly called and held on April 19, 1989, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     Third: that at said annual meeting, a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment to the Certificate of Incorporation of the Company set forth in paragraph First above, and said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the said American Information Technologies Corporation has caused this Certificate to be signed by William L. Weiss, its Chairman of the Board and Chief Executive Office, and attested by Bruce B. Howat it Secretary, this 1st day of May, 1989.


                         AMERICAN INFORMATION TECHNOLOGIES
                         CORPORATION




                          By:  /s/ William L. Weiss
                               William L. Weiss, Chairman of the Board
                               and Chief Executive Officer


     ATTEST:




     By:  /s/Bruce B. Howat
          Bruce B. Howat, Secretary



                          State of Delaware

                    Office of Secretary of State







     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF STOCK DESIGNATION OF AMERICAN INFORMATION TECHNOLOGIES

CORPORATION FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER,

A.D. 1988, AT 10 O'CLOCK A.M.





























                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State




             CERTIFICATE OF DESIGNATION, PREFERENCES AND
      RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERENCE STOCK

                                 of

            AMERICAN INFORMATION TECHNOLOGIES CORPORATION

 Pursuant to Section 151 of the General Corporation Law of the State
                             of Delaware

     We,  Thomas P. Hester, Senior Vice President and General
Counsel, and Bruce B. Howat, Secretary, of Ameritech Information
Technologies Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on December 21, 1988 adopted the following resolution creating a series of 3,000,000 shares of Preference Stock designated as Series A Junior Participating Preference Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificates of Incorporation, a series of Preference Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. There shall a series of Preference Stock of the Corporation which shall be designated as "Series A Junior Participating Preference Stock", $1.00 par value, and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preference Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preference Stock ranking prior and superior to the shares of Series A Junior Participating Preference Stock with respect to dividends, the holders of shares of Series A Junior Participating Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the last business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.25 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preference Stock. In the event the Corporation shall at any time following December 30, 1988
(i) declare any dividend on Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preference Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the Series A Junior Participating Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue on such shares of Series A Junior Participating Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A. Junior Participating Preference Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preference Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time following December 30, 1988 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide on outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of share of Series A Junior Participating Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating Preference Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preference Stock then outstanding shall have been declared and paid or set apart
     for payment.   During each default period, all holders of
     Preference Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preference Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of thirty-three and one-third percent (33-1/3%) in number of shares of Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common stock shall not affect the exercise by the holders of Preference Stock of such voting right. At any meeting at which the holders of Preference Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preference Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preference Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preference Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preference Stock.

          (iii) Unless the holder of Preference Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preference Stock, which meeting shall thereupon be called by the Chairman, a Vice-Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preference Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preference Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preference Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preference Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. Reference in this paragraph
     (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v)  Immediately upon the expiration of a default period,
     (x) the right of the holders of Preference Stock a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preference Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preference Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preference Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preference Stock, except dividends paid ratably on the Series A Junior Participating Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preference Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preference Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preference Stock shall have received $12,500 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preference Stock and Common Stock, respectively, holders of Series A Junior Participating Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preference Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred or preference stock, if any, which rank on a parity with the Series A Junior Participating Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

     (C) In the event the Corporation shall at any time following December 30, 1988 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/ or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. Redemption. The shares of Series A Junior Participating Preference Stock may be called for redemption by the Corporation, at its option, by vote of the Board of Directors, in whole but not in part, at any time, by paying therefor in cash an amount equal to $12,500 per share, plus accrued and unpaid dividends to the date fixed for redemption.

     Section 9.  Ranking.  The Series A Junior Participating
Preference Stock shall rank junior to all other series of the Corporation's Preferred Stock or Preference Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preference Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preference Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Junior Participating Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preference Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 28th day of December, 1988.



                              AMERICAN INFORMATION TECHNOLOGIES
                              CORPORATION




                              By:  /s/ Thomas P. Hester
                              Thomas P. Hester, Senior Vice President
                              and General Counsel


     ATTEST:




     By:  /s/Bruce B. Howat
          Bruce B. Howat, Secretary



                          State of Delaware

                    Office of Secretary of State







     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF AMENDMENT OF AMERICAN INFORMATION TECHNOLOGIES

CORPORATION FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D.

1987, AT 10 O'CLOCK A.M.




























                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State



                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                                 OF

            AMERICAN INFORMATION TECHNOLOGIES CORPORATION
                       A Delaware Corporation


     AMERICAN INFORMATION TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter referred to as the "Company"), does hereby certify that:

     First: that, at a meeting of the Board of Directors of the Company held on December 17, 1986, the following resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Company:

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by adding thereto a new Article TWELFTH reading in its entirety as follows:

     "TWELFTH. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit."

          RESOLVED FURTHER, that it is hereby directed that the foregoing proposed amendment to the Certificate of Incorporation of the Company be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.

     Second: that, at a meeting of the Board of Directors of the Company held on January 21, 1987, the following resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered and submitted to a vote at the next annual meeting of the stockholders of the Company:

          RESOLVED, that it is hereby declared advisable to amend the Certificate of Incorporation of the Company by revising paragraph A.1. of Article FOURTH thereof to read in its entirety as follows:

     "A.1. Classification of Authorized Shares. The total number of shares of all classes of Stock which the Corporation shall have authority to issue is six hundred sixty million (660,000,000), of which thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preferred Stock ("Preferred Stock"), thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preference Stock ("Preference Stock"), and six hundred million (600,000,000) shares, $1.00 par value per share, are to be shares of Common Stock ("Common Stock")."

          RESOLVED FURTHER, that it is hereby directed that the foregoing proposed amendment to the Certificate of Incorporation of the Company be considered and submitted to a vote at the next annual meeting of the stockholders of the Company.

     Third: that an annual meeting of the stockholders of the Company was duly called and held on April 15, 1987, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

     Fourth: that at said annual meeting, a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendments to the Certificate of Incorporation of the Company set forth in paragraphs First and Second above, and each of said amendments was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the said American Information Technologies Corporation has caused this Certificate to be signed by William L. Weiss, its Chairman of the Board of Directors and Chief Executive Officer, and attested by Bruce B. Howat, its Secretary, this 13th day of May, 1987.





                              AMERICAN INFORMATION TECHNOLOGIES
                              CORPORATION




                              By:  /s/ William L. Weiss
                                  William L. Weiss, Chairman of the Board
                                  and Chief Executive Officer


     ATTEST:




     By:  /s/Bruce B. Howat
          Bruce B. Howat, Secretary


                          State of Delaware

                    Office of Secretary of State







     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THAT THE ABOVE AND FOREGOING IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE OF

THE COMPANIES REPRESENTED BY "THE CORPORATION TRUST COMPANY", AS IT

APPLIES TO "AMERICAN INFORMATION TECHNOLOGIES CORPORATION" AS

RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY,

A.D. 1984, AT 4:30 O'CLOCK P.M.

















                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State


                 CERTIFICATE OF CHANGE OF ADDRESS OF

              REGISTERED OFFICE AND OF REGISTERED AGENT

       PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


     To:  DEPARTMENT OF STATE
          Division of Corporations
          Townsend Building
          Federal Street
          Dover, Delaware 19903

     Pursuant to the provisions of Section 134 of Title 8 of the

Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:



     1.   The name of the agent is:  The Corporation Trust Company

     2.   The address of the old registered office was:

               100 West Tenth Street
               Wilmington, Delaware  19801

     3.   The address to which the registered office is to be changed is:

               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware  19801

          The new address will be effective on July 30, 1984.


     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.


          IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant

     Secretary this 25th day of July, 1984.



                              THE CORPORATION TRUST COMPANY
                              (Name of Registered Agent)


                              By /s/ Virginia Colnell
                              (Vice-President)


            STATE OF DELAWARE - DIVISION OF CORPORATIONS

                    CHANGE OF ADDRESS FILING FOR

                CORPORATION TRUST AS OF JULY 27, 1984

                              DOMESTIC



        2019375 AMERICAN INFORMATION TECHNOLOGIES CORPORATION



                          State of Delaware

                    Office of Secretary of State





     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE

DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

CERTIFICATE OF INCORPORATION OF AMERICAN INFORMATION TECHNOLOGIES

CORPORATION FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF OCTOBER,

A.D. 1983, AT 10 O'CLOCK A.M.


























                                   /s/ Michael Harkins
                                   Michael Harkins, Secretary of State



                    CERTIFICATE OF INCORPORATION

                                 OF

            AMERICAN INFORMATION TECHNOLOGIES CORPORATION



     FIRST.  The name of the Corporation is AMERICAN INFORMATION
TECHNOLOGIES CORPORATION.

     SECOND. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in a lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.  A.  Authorized Shares.

     A.1. Classification of Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred sixty million (360,000,000), of which thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preferred Stock ("Preferred Stock"), thirty million (30,000,000) shares, $1.00 par value per share, are to be of a class designated Preference Stock ("Preference Stock"), and three hundred million (300,000,000) shares, $1.00 par value per share, are to be shares of Common Stock ("Common Stock").

     A.2. Definitions. As used in this Article FOURTH or in any resolution adopted by the Board of Directors providing for the issue of any particular series of Preferred Stock or Preference Stock, the following terms shall have the following meanings, respectively:

          (a) The term "arrearages," whenever used in connection with dividends on any shares of Preferred Stock or Preference Stock, shall refer to the condition that exists as to dividends which (i) have not been paid or declared and set apart for payment to the date or for the period indicated, and (ii) are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled); but the term shall not refer to the condition that exists as to dividends, to the extent that they are non-cumulative, on such shares which shall not have been paid or declared and set apart for payment.

          (b) The term "stock junior to the Preferred Stock," whenever used with reference to the Preferred Stock, shall mean the Preference Stock, Common Stock and any other stock of the Corporation over which the Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any dissolution, liquidation or winding up of the Corporation.

          (c) The term "stock junior to the Preference Stock," whenever used with reference to the Preference Stock, shall mean the Common Stock and any other stock of the Corporation over which the Preference Stock has preference or priority in the payment of dividends and in the distribution of assets on any dissolution, liquidation or winding up of the Corporation.

          (d) The term "subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is, at the time of determination thereof, directly or indirectly owned by the Corporation, or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries. As used in this definition, the term "corporation" shall include comparable types of business organizations authorized under the laws of any state, territory or possession of the United States or any foreign country however designated.

     B.  Preferred Stock Provisions.

     B.1. Authority of the Board of Directors of the Corporation to Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Subject to the provisions of this Article, authority is hereby granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of each such series the following:

          (a) the number of shares of such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the dividend rate or rates on the shares of such series, the extent, if any, to which dividends shall cumulate (and, if cumulative, the date or dates from which dividends shall cumulate), the dates on which dividends, if declared, shall be payable and any limitations, restrictions or conditions on the payment of such dividends;

          (c) the terms (including the price or prices), if any, upon which all or part of the shares of such series may be redeemed, and any limitations, restrictions or conditions on such redemption;

          (d) the amounts which the holders of the shares of such series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

          (e) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of such series;

          (f) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, whether or not issued by the Corporation, and the terms of such conversion or exchange;

          (g) the voting powers, full or limited (not to exceed one vote per share), if any, of the shares of such series;

          (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of such series are outstanding; and

          (i) any other preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions not inconsistent with law, the provisions of this Article or any resolution of the Board of Directors of the Corporation pursuant hereto.

     All shares of any one series of Preferred Stock shall be identical with all other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     So long as any shares of any series of the Preferred Stock shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended so as adversely to affect any of the powers, preferences or rights of the holders of the shares of such series, without the affirmative vote of the holders of at least a majority, or such greater proportion as the Board of Directors may set forth in the resolution establishing such series, of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors of the Corporation, but such resolution may be amended with such vote.


     B.2.  Dividend Rights.

     (a) The holders of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, preferential dividends in cash payable at such rate, from such date, and on such dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of this Article or by the resolutions of the Board of Directors providing for the issue of such series.

     (b) So long as any of the Preferred Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preferred Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preferred Stock, unless

          (i) there shall be no arrearages in dividends on Preferred Stock for any past dividend period, and dividends in full for the current dividend period shall have been paid or declared on all Preferred Stock (cumulative and non-cumulative);

          (ii) the Corporation shall have paid or set aside for payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for the Preferred Stock of any series; and

          (iii) the Corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

     (c) So long as any of the Preferred Stock is outstanding, no shares of any stock junior to the Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the Preferred Stock through the issuance of other stock junior to the Preferred Stock, or the purchase, redemption or other acquisition of any stock junior to the Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Preferred Stock, nor shall any funds be set aside or made available for any sinking fund for the purchase, redemption or other acquisition of any stock junior to the Preferred Stock, unless

          (i) there shall be no arrearages in dividends on Preferred Stock for any past dividend period;

          (ii) the Corporation shall have paid or set aside for payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for the Preferred Stock of any series; and

          (iii) the Corporation shall not be in default on any of its obligations to redeem any of the Preferred Stock.

     (d) Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property or stock junior to the Preferred Stock) as may be determined by the Board of Directors of the Corporation may be declared and paid on the shares of any stock junior to the Preferred Stock from time to time.

     (e) Dividends shall not be declared or paid or set aside for payment on any series of Preferred Stock unless there shall be no arrearages in dividends on all other series of Preferred Stock for any past dividend period and dividends in full for the current dividend period shall have been paid or declared on all Preferred Stock to the extent that such dividends are cumulative and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and unpaid and undeclared current cumulative dividends.

     If the date of any payment or declaration of any dividend or of making any other distribution referred to in paragraph (b) above shall be a dividend payment date for the Preferred Stock, the reference in such paragraph to "the current dividend period" shall be inapplicable for all of the purposes thereof.

     B.3.  Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive the full preferential amount fixed by this Article or by the resolutions of the Board of Directors of the Corporation providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preferred Stock. After such payment in full to the holders of the Preferred Stock, the remaining assets of the Corporation shall then be distributed exclusively among the holders of any stock junior to the Preferred Stock, according to their respective interests.

     (b) If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preferred Stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to holders of the Preferred Stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on the respective shares.

     (c) A consolidation or merger of the Corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     B.4. Status of Preferred Stock Purchased, Redeemed or Converted. Shares of Preferred Stock purchased, redeemed or converted into or exchanged for shares of any other class or series, and unissued shares of any series of Preferred Stock which cease to be designated as to series by reason of a decrease in the number of shares of such series as herein provided, shall be deemed to be authorized but unissued shares of Preferred stock undesignated as to series.

     B.5. Restrictions on Certain Corporate Action. Subject to the provisions of Section E.4. of this Article FOURTH, so long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the Board of Directors:

          (a) create or authorize any class of stock ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets; or

          (b) amend the Certificate of Incorporation of the Corporation so as adversely to affect any of the preferences or other rights of the holders of the Preferred Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preferred stock then outstanding, the affirmative vote of, and only of, the holders of at least a majority of the shares of all series so adversely affected, voting as a single class, shall be required.

     C.  Preference Stock Provisions.

     C.1. Authority of the Board of Directors of the Corporation to Issue in Series. Preference Stock may be issued from time to time in one or more series, each such series to have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Subject to the provisions of this Article, authority is hereby granted to the Board of Directors to authorize the issue of one or more series of Preference Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of each such series the following:

          (a) the number of shares of such series, which may, except as otherwise provided in any resolution of the Board of Directors of the Corporation providing for the issuance of a series of Preferred Stock, subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the dividend rate or rates on the shares of such series, the extent to which dividends shall cumulate and, if cumulative, the date or dates from which dividends shall cumulate, the dates on which dividends, if declared, shall be payable and any limitations, restrictions or conditions on the payment of such dividends;

          (c) the terms (including the price or prices), if any, upon which all or any part of the shares of such series may be redeemed, and any limitations, restrictions or conditions on such redemption;

          (d) the amounts which the holders of the shares of such series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

          (e) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of such series;

          (f) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, whether or not issued by the Corporation, and the terms of such conversation or exchange;

          (g) the voting powers, full or limited (not to exceed one vote per share), if any, of the shares of such series;

          (h) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of such series are outstanding; and

          (i) any other preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof not inconsistent with law, the provisions of this Article or any resolution of the Board of Directors of the Corporation pursuant hereto.

     All shares of any one series of Preference Stock shall be identical with all other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     So long as any shares of any series of the Preference Board shall be outstanding, the resolution of the Board of Directors establishing such series shall not be amended so as adversely to affect any of the powers, preferences or rights of the holders of the shares of such series, without the affirmative vote of the holders of at least a majority, or such greater proportion as the Board of Directors may set forth in the resolution establishing such series, of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors of the Corporation, but such resolution may be so amended with such vote.

     C.2.  Dividend Rights.

     (a) Subject to the rights of the holders of the Preferred Stock and of any other series of Preference Stock, the holders of the Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, preferential dividends in cash payable at such rate, from such date, and on such dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of this Article or by the resolutions of the Board of Directors providing for the issue of such series.

     (b) So long as any of the Preference Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preference Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preference Stock, unless

          (i) there shall be no arrearages in dividends on Preference Stock for any past dividend period, and dividends in full for the current dividend period shall have been paid or declared on all Preference Stock (cumulative and non-cumulative);

          (ii) the Corporation shall have paid or set aside for payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for the Preference Stock of any series; and

          (iii) the Corporation shall not be in default on any of its obligations to redeem any of the Preference Stock.

     (c) Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property or stock junior to the Preference Stock) as may be determined by the Board of Directors of the Corporation may be declared and paid on the shares of any stock junior to the Preference Stock from time to time.

     (d) If the resolution of the Board of Directors establishing any series of Preference Stock provides that dividends on the shares of such series shall have priority over the payment of dividends on the shares of any other series of Preference Stock, dividends on the shares of such other series of Preference Stock shall not be paid unless dividends on the series entitled to such priority shall have been paid in full, including any arrearages which may exist with respect thereto. Subject to any resolutions of the Board of Directors establishing a priority or priorities as aforesaid, dividends shall not be declared or paid or set aside for payment on any series of Preference Stock unless there shall be no arrearages in dividends on all other series of Preference Stock for any past dividend period and been paid or declared on all other series of Preference Stock to the extent that such dividends are cumulative and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preference Stock in proportion to such respective arrearages and unpaid and undeclared current cumulative dividends.

     If the date of any payment or declaration of any dividend or of making any other distribution referred to in paragraph (b) above shall be a dividend payment date for the Preference Stock, the reference in such paragraph to "the current dividend period" shall be inapplicable for all of the purposes thereof.

     C.3.  Liquidation Rights.

     (a) Subject to the rights of the holders of the Preferred Stock and of any other series of Preference Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preference Stock of each series shall be entitled to receive the full preferential amount fixed by this Article or by the resolutions of the Board of Directors of the Corporation providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preference Stock. After such payment in full to the holders of the Preference Stock, the remaining assets of the Corporation shall then be distributed exclusively among the holders of any stock junior to the Preference Stock, according to their respective interests.

     (b) If the resolution of the Board of Directors establishing any series of Preference Stock provides that the full preferential amount payable in the event of a liquidation, dissolution or winding up of the Corporation with respect to such series shall be distributed prior to the distribution of the preferential amount payable with respect to any other series of Preference Stock, then no such amount shall be distributed to the holders of the shares of such other series unless the amount distributable on the series entitled to such priority has been distributed in full. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preference Stock of the respective series in the event of a liquidation, dissolution or winding up, then the assets available for distribution to holders of the Preference Stock shall be distributed first to the holders of any series of Preference Stock in accordance with any priorities established as aforesaid, and then ratably to the holders of the remaining series of Preference Stock in proportion to the full preferential amounts payable on the shares of such series.

     (c) A consolidation or merger of the Corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     C.4. Status of Preference Stock Purchased, Redeemed or Converted. Shares of Preference Stock purchased, redeemed or converted into or exchanged for shares of any other class or series, and unissued shares of any series of Preference Stock which cease to be designated as to series by reason of a decrease in the number of shares of such series as herein provided, shall be deemed to be authorized but unissued shares of Preference Stock undesignated as to series.

     C.5. Restrictions on Certain Corporate Action. Subject to the provisions of Section E.4. of this Article FOURTH, so long as any shares of the Preference Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors:

     (a) create or authorize any class of stock ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets; or

     (b) amend the Certificate of Incorporation of the Corporation so as adversely to affect any of the preferences or other rights of the holders of the Preference Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote of, and only of, the holders of at least a majority of the shares of all series so adversely affected, voting as a single class, shall be required.

     D.  Common Stock Provisions.

     D.1. Dividend Rights. Subject to provisions of law and the preferences of the Preferred Stock and Preference Stock, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

     D.2. Voting Rights. The holders of the Common Stock shall have one vote for each share held on each matter submitted to a vote of the stockholders of the Corporation.

     D.3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock and Preference Stock may be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

     E.  Other Provisions.

     E.1. Authority for Issuance of Shares. The Board of Directors of the Corporation shall have the authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the Board of Directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

     E.2. No Preemptive Rights. Unless otherwise provided in the resolution of the Board of Directors providing for the issue of any series of Preferred Stock or Preference Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized.

     E.3. Abandonment of Dividends and Distributions. Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

     E.4. Certain Amendments. Except as otherwise provided in this Article or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock or Preference Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but to below the number of shares of such series outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

     FIFTH. Any action required or permitted to be taken by the stockholders of the Corporation, whether voting as a class or otherwise, must be taken at a duly called annual or special meeting of the stockholders of the Corporation and may not be taken by consent in writing of such stockholders, except that the Board of Directors at any time may by resolution provide that the holders of Preferred Stock or Preference Stock may take any action required or permitted to be taken by such holders by consent in writing without a meeting. Elections of directors need not be by written ballot.

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation.

     SEVENTH. The Corporation shall indemnify, in accordance with and to the full extend now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Corporation, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification provided by law or otherwise.

     EIGHTH.  Board of Directors.

     A. General Powers of the Board of Directors. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Certificate of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

     B.  Number; Qualification; Tenure; Removal.

     B.1. Number. The number of directors shall not be less than three nor more than eighteen, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

     Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of Preferred Stock or Preference Stock shall have the right, voting as a class or series or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock or Preference Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock or Preference Stock. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

     B.2. Qualification. The Board of Directors may, by the vote of a majority of the entire Board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified form office as a result of the adoption of such qualifications.

     B.3. Tenure. The directors shall be divided into three classes: Class A, Class B and Class C. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class A directors shall expire at the annual meeting of stockholders in 1984, the term of office of the initial Class B directors shall expire at the annual meeting of stockholders in 1985, and the term of office of the initial Class C directors shall expire at the annual meeting of stockholders in 1986, or thereafter in each case when their respective successors are elected and have qualified. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class.

     B.4. Removal. Prior to January 1, 1984, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in an election of directors. From and after January 1, 1984, no director shall be removed from the Board of Directors by action of the stockholders of the Corporation other than for cause. Whenever the holders of any class or series of Preferred Stock or Preference Stock are entitled to elect one or more directors, the provisions of this section shall apply to the removal of such director or directors by such stockholders.

     For purposes of the foregoing provisions, cause for removal shall exist only where the conduct of a director has been adjudicated by a court of competent jurisdiction to constitute a breach of the fiduciary duty owed by such director to the Corporation.

     C. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

     NINTH.  Certain Voting Requirements.

     A. Required Vote. The affirmative vote of the holders of 80% of all shares of stock of the Corporation entitled to vote in an election of directors, considered for the purposes of this Article NINTH as one class (referred to in this Article NINTH as "voting stock"), shall be required for the adoption or authorization of any "extraordinary business transaction" (as hereinafter defined) with any "other entity" (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of at least 5% of the voting stock of the Corporation (such an other entity is hereinafter referred to as an "interested person"); provided, that such 80% voting requirement shall not be applicable if:

          1. the cash, or fair market value (as hereinafter defined) of other consideration, to be received per share by common stockholders of the Corporation in such an extraordinary business transaction:

               (a)  is not less than the highest per share price
          (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock;

               (b) is not less than the book value per share of the Corporation's then most recently published financial statements; and

               (c) a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, shall be mailed to the common stockholders of the Corporation for the purpose of soliciting stockholder approval of such extraordinary business transaction and shall contain (i) any recommendations as to the advisability of the extraordinary business transaction which the continuing directors (as hereinafter defined), or any of them, may choose to state, and (ii) any opinions received by the Board of Directors from independent experts as to the fairness of the terms of the extraordinary business transaction from the point of view of the remaining common stockholders of the Corporation (such experts to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation); or

          2. the extraordinary business transaction is approved by a resolution adopted by the Board of Directors and receiving the affirmative vote of 80% of the continuing directors of the Corporation, provided that the continuing directors constitute a majority of the Board of Directors.

     The provisions of this Article NINTH shall also apply to an extraordinary business transaction with any other entity which at any time was an interested person, notwithstanding the fact that such other entity has reduced its shareholdings below 5%if, as of the record date for the determination of stockholders entitled to notice of and to vote on the extraordinary business transaction, such other entity as an "affiliate" (as hereinafter defined) of the Corporation.

     B. Certain Definitions. As used in this Article NINTH, the following terms shall have the following meanings, respectively:

          1. The term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as hereinafter defined) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1983, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933, as amended.

          Another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement or upon the exercise of conversion rights, warrants or options, or otherwise.

          The outstanding shares of any class of stock of the Corporation shall be deemed to include shares deemed owned through the application of the preceding paragraph but shall not include any other shares of stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          2. The term "extraordinary business transaction" shall include (a) any merger or consolidation of the Corporation with or into any other corporation; (b) the sale, lease, exchange or other disposition of all or any substantial part (meaning assets which represent 10% or more of the total assets of the Corporation as recorded on its books of account or 10% or more of the going concern value of the Corporation as determined by the Board of Directors) of the assets of the Corporation; and
     (c) the sale or lease to the Corporation or any subsidiary, in exchange for securities of the Corporation or any subsidiary, of any assets having an aggregate fair market value of more than $5 million.

          3. The term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation prior to the time that such other entity acquired more than 5% of the voting stock of the Corporation, or a person designated (whether before or after election as a director) to be a continuing director by a majority of the continuing directors.

          4. The "fair market value" of other consideration referred to in Section A.1. shall be as determined in good faith by the Board of Directors of the Corporation and concurred in by a majority of the continuing directors.

          5. In the event of a transaction in which the Corporation is the surviving corporation, the term "other consideration to be received" as used in Section A.1. shall mean Common Stock of the Corporation retained by its existing stockholders.

     C. Determination By the Board of Directors. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article NINTH, on the basis of information known to them, whether:

          1. such other entity beneficially owns more than 5% of the outstanding shares of voting stock of the Corporation;

          2. an other entity is an "affiliate" or "associate" of another;

          3. an other entity has an agreement, arrangement or understanding with another; or

          4. a particular transaction is an "extraordinary business transaction" for the purposes of this Article NINTH.

     D. Other Provisions. Nothing contained in this Article NINTH shall be construed to relieve any other entity from any fiduciary obligation imposed by law. The voting requirements of the Article NINTH shall be in addition to the voting requirements imposed by law or other provisions of this Certificate of Incorporation in favor of certain classes of stock.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter permitted or prescribed by statute; provided, however, that no amendment shall change, repeal or make inoperative any of the provisions of Article EIGHTH, Article NINTH or this Article TENTH, unless such amendment receives the affirmative vote of the holders of 80% of all shares of voting stock of the Corporation; provided, further, that such 80% vote shall not be required for any such amendment which is unanimously recommended to the stockholders by the Board of Directors (a) at a time when no other entity owns or to the knowledge of any director proposes to acquire 5% or more of the Corporation's voting stock, or (b) if all of such directors are continuing directors within the meaning of Article NINTH.

     ELEVENTH. The name and mailing address of the incorporator are as follows:

          Name                 Mailing Address

          R. Victor Bernstein  195 Broadway
                               New York, New York  10007

     IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation of American
Information Technologies Corporation this 11th day of October 1983.